Exhibit (i-1)

                               CONSENT OF COUNSEL

                          THE ALGER INSTITUTIONAL FUNDS

         We hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" on the cover of the Statement of Additional Information of The Alger Institutional Funds (the "Trust"), which is included in Post-Effective Amendment No. 22 to the Registration Statement of the Trust under the Securities Act of 1933, as amended (No. 33-68124), and Amendment No. 24 to the Registration Statement of the Trust under the Investment Company Act of 1940, as amended (No. 811-7986), on Form N-1A.

                                      /s/ Hollyer Brady Barrett & Hines LLP
                                      Hollyer Brady Barrett & Hines LLP

New York, New York
February 26, 2007